Exhibit 99.1

CONTACT:

Investors/Media	Investors
Blaine Davis	Jonathan Neely
(484) 216-7158	(484) 216-6645

ENDO REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

•	Company expects to close Paladin Labs transaction on February 28, 2014.

•	Full year 2013 adjusted diluted EPS exceeds previously issued guidance by $0.04.

•	Total quarterly revenues of $585 million, reported diluted (GAAP) loss per share of $6.74 and adjusted diluted EPS of $0.96.

•	Company expects 2014 revenues to be in the range from $2.50 billion to $2.62 billion.

•	Company expects 2014 reported diluted (GAAP) EPS to be in the range from$1.36 to $1.81 and 2014 adjusted diluted EPS to be in the range from $3.40 to $3.65.

MALVERN, Pa., Feb 28, 2014—Endo Health Solutions (Nasdaq: ENDP) today reported fourth quarter 2013 revenues of $585 million, compared to $750 million for the same quarter of 2012. As previously announced, on February 3, 2014, Endo completed the sale of its former HealthTronics business. Financial results related to HealthTronics are presented as income (loss) from discontinued operations, net of tax and non-controlling interest expense on the consolidated statements of income, and are excluded from all other results and 2014 financial guidance.

Endo reported a net loss of $776 million in fourth quarter 2013 compared to a net loss of $716 million in fourth quarter 2012. As detailed in the supplemental financial information below, adjusted net income for the three months ended December 31, 2013 decreased by 34 percent to $124 million, compared to $187 million for the same period in 2012.

The net loss reported for the period is primarily attributable to two charges that were previously disclosed. A pre-tax, non-cash asset impairment charge of approximately $495 million, primarily related to goodwill attributable to the company’s acquisition of American Medical Systems. And, a pre-tax, non-cash charge of $316 million, to increase the company’s product liability reserve for all known, pending and estimated future claims primarily related to vaginal mesh cases. The change in the accrual for product liability claims is primarily associated with the company’s ongoing evaluation of the vaginal mesh litigation, including the inherent uncertainty of this litigation and potential settlement costs.

Reported diluted loss per share for the fourth quarter 2013 was $6.74, compared to $6.35 for the fourth quarter of 2012. Adjusted diluted EPS decreased by 41 percent to $0.96 for the fourth quarter of 2013 compared to $1.62 for the same period in 2012.

“We made significant progress in 2013 towards our objective of transforming Endo into a leading specialty healthcare company. We re-oriented the company in a new strategic direction, completed a significant restructuring, implemented a new more efficient operating model and completed a series of transactions that have transformed the company while improving our focus,” said Rajiv De Silva, President and CEO of Endo. “And today we have announced the expected close of the acquisition of Paladin Labs. As a result of this acquisition Endo now has a platform for creating further shareholder value that will help accelerate our plans for long term strategic growth.”

FINANCIAL PERFORMANCE

($ in thousands, except per share amounts)
	4rd Quarter			Twelve Months Ended December 31,
	2013	2012	Change	2013	2012	Change
Total Revenues	$584,946	$749,820	(22)%	$2,616,907	$2,815,736	(7)%
Reported Net Income	$(775,910)	$(716,266)	(8)%	$(685,339)	$(740,337)	7%
Reported Diluted EPS	$(6.74)	$(6.35)	(6)%	$(6.05)	$(6.40)	5%
Adjusted Net Income	$123,697	$186,588	(34)%	$573,996	$600,134	(4)%
Adjusted Diluted EPS	$0.96	$1.62	(41)%	$4.79	$5.02	(5)%

ENDO PHARMACEUTICALS

Fourth quarter 2013 branded pharmaceutical revenues were $255 million, a 44 percent decrease compared to fourth quarter 2012 branded pharmaceutical revenues. This decrease was primarily attributable to the decrease in net sales of LIDODERM®. Fourth quarter 2013 net sales of LIDODERM decreased 87 percent compared to the fourth quarter 2012. This decrease is attributable to the effects of the loss of market exclusivity for the product in September 2013. The decrease of LIDODERM sales in the fourth quarter was partially offset by $30 million of royalty revenues that Endo recognized per the terms of its previously announced Watson (now doing business as Actavis, Inc.) Settlement Agreement.

Fourth quarter 2013 net sales of Voltaren® Gel increased 22 percent compared to fourth quarter 2012. This increase is attributable to strong growth in demand. According to IMS Health, total prescriptions for Voltaren Gel increased by 29 percent compared to fourth quarter 2012.

Fourth quarter 2013 net sales of OPANA® ER decreased 14 percent compared to fourth quarter 2012. This decrease is primarily attributable to a year-over-year decrease in demand. According to IMS Health, total prescriptions for OPANA ER decreased by 11 percent compared to fourth quarter 2012.

QUALITEST

Fourth quarter 2013 generic product net sales of $198 million represent an increase of 22 percent compared to fourth quarter 2012 generic product net sales. This increase was primarily attributable to strong demand for Qualitest’s diversified product portfolio. Generic product net sales of $731 million for full-year 2013 represent an increase of 15 percent compared to the first twelve months of 2012. Qualitest continues to focus on sales growth and improving processes to enhance profitability.

On February 3, 2014, Qualitest announced the close of its acquisition of Boca Pharmacal, a privately owned specialty generics company, for $225 million. The company expects the transaction to be immediately accretive to Endo’s adjusted diluted earnings per share.

AMS

In the fourth quarter 2013, AMS sales were $132 million, a decrease of less than 1 percent, at current exchange rates, compared to the fourth quarter of 2012. This decrease is primarily attributable to a decrease in Women’s Health sales which decreased by 12 percent in the fourth quarter 2013, compared to the same period last year. The decrease in Women’s Health sales is attributable to year-over-year declines in U.S.-based procedural volumes.

In the fourth quarter 2013, Men’s Health sales increased 9 percent compared to fourth quarter 2012. This increase is primarily attributable to growth in sales of male continence products including the AMS 800TM Urinary Control System and the AdVanceTM Male Sling System.

Fourth quarter 2013 sales of AMS’s benign prostatic hyperplasia (BPH) business decreased 8 percent compared to fourth quarter 2012. This decrease is primarily attributable to lower sales of GreenLight™ consoles and was partially offset by an increase in GreenLight fiber sales.

2014 Financial Guidance

Endo’s estimates are based on projected results for the twelve months ended Dec. 31, 2014 and management’s current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company’s guidance for reported (GAAP) earnings per share does not include any estimates for potential new corporate development transactions. For the full twelve months ended Dec. 31, 2014, at current exchange rates, Endo estimates:

•	Total revenue to be between $2.50 billion and $2.62 billion

•	Reported (GAAP) diluted earnings per share to be between $1.36 and $1.81

•	Adjusted diluted earnings per share to be between $3.40 and $3.65

•	Adjusted diluted earnings per share assume full year adjusted diluted shares outstanding of 164 million

The company’s 2014 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 63 percent and 65 percent

•	Year-over-year low-double digit percentage decrease of Adjusted Operating Expenses

•	Adjusted interest expense of approximately $210 million

•	Adjusted effective tax rate of between 23 percent and 25 percent

Balance Sheet Update

On December 19, 2013, Endo issued $700 million in aggregate principal amount of 5.75% Senior Notes due 2022 at an issue price of par. Endo intends to use the net proceeds from the offering, together with borrowings under the term loan portion of a new senior secured credit facility, to refinance Endo’s existing senior secured credit facility, to pay related fees and expenses and for general corporate purposes, which may include strategic acquisitions.

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m. ET. Investors and other interested parties may call 866-515-2910 (domestic) or +1 617-399-5124 (international) and enter passcode 79916686. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from February 28, 2014 at 12:30 p.m. ET until 11:59 p.m. ET on March 15, 2014 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 13770519.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on March 15, 2014. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended December 31, 2013 and 2012 (in thousands, except per share data):

Three Months Ended December 31, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$584,946	$—		$584,946

COSTS AND EXPENSES:
Cost of revenues	253,886	(51,825	) (1)	202,061
Selling, general and administrative	186,443	(34,705	) (2)	151,738
Research and development	33,623	(7,029	) (3)	26,594
Litigation-related and other contingencies	325,144	(325,144	) (4)	—
Asset impairment charges	514,255	(514,255	) (5)	—
Acquisition-related and integration items	4,076	(4,076	) (6)	—

OPERATING (LOSS) INCOME	$(732,481)	$937,034		$204,553

INTEREST EXPENSE, NET	43,910	(5,926	) (7)	37,984
OTHER INCOME, NET	(1,330)	—		(1,330)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(775,061)	$942,960		$167,899

INCOME TAX	(106,984)	148,994	(8)	42,010

(LOSS) INCOME FROM CONTINUING OPERATIONS	$(668,077)	$793,966		$125,889

DISCONTINUED OPERATIONS, NET OF TAX	$(93,666)	$105,641	(9)	$11,975

CONSOLIDATED NET (LOSS) INCOME	$(761,743)	$899,607		$137,864

Less: Net income attributable to noncontrolling interests	14,167	—		14,167

NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(775,910)	$899,607		$123,697

DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.:
Continuing operations	$(5.80)			$0.98
Discontinued operations	(0.94)			(0.02)

DILUTED (LOSS) EARNINGS PER SHARE	$(6.74)			$0.96

DILUTED WEIGHTED AVERAGE SHARES	115,105			128,644

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $39,493 and accruals for milestone payments to partners of $12,332.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $13,602, amortization of customer relationships of $2,515 and mesh litigation-related defense costs of $18,588.
(3)	To exclude milestone payments to partners of $6,307 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $722.
(4)	To exclude the net impact of accruals primarily for mesh-related product liability.
(5)	To exclude asset impairment charges.
(6)	To exclude integration costs of $3,416 and a loss of $660 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.
(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(8)	To reflect the cash tax savings results from our acquisitions and dispositions and the tax effect of the pre-tax adjustments above at applicable tax rates.
(9)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax, that the Company believes does not reflect its core operating performance.

Three Months Ended December 31, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$749,820	$—		$749,820

COSTS AND EXPENSES:
Cost of revenues	277,835	(50,687	) (1)	227,148
Selling, general and administrative	192,387	(18,369	) (2)	174,018
Research and development	41,340	(7,554	) (3)	33,786
Litigation-related and other contingencies	233,825	(233,825	) (4)	—
Asset impairment charges	661,388	(661,388	) (5)	—
Acquisition-related and integration items	5,118	(5,118	) (6)	—

OPERATING (LOSS) INCOME	$(662,073)	$976,941		$314,868

INTEREST EXPENSE, NET	44,448	(5,408	) (7)	39,040
OTHER INCOME, NET	(655)	300	(8)	(355)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(705,866)	$982,049		$276,183

INCOME TAX	(21,185)	112,989	(9)	91,804

(LOSS) INCOME FROM CONTINUING OPERATIONS	$(684,681)	$869,060		$184,379

DISCONTINUED OPERATIONS, NET OF TAX	$(19,095)	$33,794	(10)	$14,699

CONSOLIDATED NET (LOSS) INCOME	$(703,776)	$902,854		$199,078

Less: Net income attributable to noncontrolling interests	12,490	—		12,490

NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(716,266)	$902,854		$186,588

DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.:
Continuing operations	$(6.07)			$1.60
Discontinued operations	(0.28)			0.02

DILUTED (LOSS) EARNINGS PER SHARE	$(6.35)			$1.62

DILUTED WEIGHTED AVERAGE SHARES	112,811			114,929

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $52,536, an adjustment to the accrual for the payment to Impax related to sales of OPANA ER of $(2,000) and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $151.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $15,863 and amortization of customer relationships of $2,506.
(3)	To exclude milestone payments to partners of $4,173 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $3,381.
(4)	To exclude the net impact of accruals for litigation-related and other contingencies.
(5)	To exclude asset impairment charges.
(6)	To exclude acquisition-related and integration costs of $4,909 and a loss of $209 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest Pharmaceuticals acquisition.
(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(8)	To exclude milestone-related activity.
(9)	To reflect the cash tax savings results from our acquisitions and dispositions and the tax effect of the pre-tax adjustments above at applicable tax rates.
(10)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax, that the Company believes does not reflect its core operating performance.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the twelve months ended December 31, 2013 and 2012 (in thousands, except per share data):

Twelve Months Ended December 31, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,616,907	$—		$2,616,907

COSTS AND EXPENSES:
Cost of revenues	1,039,516	(194,748	) (1)	844,768
Selling, general and administrative	849,339	(147,785	) (2)	701,554
Research and development	142,472	(26,216	) (3)	116,256
Litigation-related and other contingencies	484,242	(484,242	) (4)	—
Asset impairment charges	519,011	(519,011	) (5)	—
Acquisition-related and integration items	7,952	(7,952	) (6)	—

OPERATING (LOSS) INCOME	$(425,625)	$1,379,954		$954,329

INTEREST EXPENSE, NET	173,601	(22,742	) (7)	150,859
LOSS ON EXTINGUISHMENT OF DEBT	11,312	(11,312	) (8)	—
OTHER (INCOME) EXPENSE, NET	(50,971)	51,448	(9)	477

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(559,567)	$1,362,560		$802,993

INCOME TAX	(24,067)	253,130	(10)	229,063

(LOSS) INCOME FROM CONTINUING OPERATIONS	$(535,500)	$1,109,430		$573,930

DISCONTINUED OPERATIONS, NET OF TAX	$(96,914)	$149,905	(11)	$52,991

CONSOLIDATED NET (LOSS) INCOME	$(632,414)	$1,259,335		$626,921

Less: Net income attributable to noncontrolling interests	52,925	—		52,925

NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(685,339)	$1,259,335		$573,996

DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.:
Continuing operations	$(4.73)			$4.79
Discontinued operations	(1.32)			—

DILUTED (LOSS) EARNINGS PER SHARE	$(6.05)			$4.79

DILUTED WEIGHTED AVERAGE SHARES	113,295			119,829

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $175,298, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $1,118 and accruals for milestone payments to partners of $18,332.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $84,290, amortization of customer relationships of $10,036 and mesh litigation-related defense costs of $53,459.
(3)	To exclude milestone payments to partners of $11,371 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $14,845.
(4)	To exclude the net impact of accruals primarily for mesh-related product liability.
(5)	To exclude asset impairment charges.
(6)	To exclude integration costs of $7,129 and a loss of $823 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.
(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(8)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our March 2013 prepayment on our Term Loan indebtedness as well as upon the amendment and restatement of our existing credit facility.
(9)	To exclude $50,400 related to patent litigation settlement income and other income of $1,048.
(10)	To reflect the cash tax savings results from our acquisitions and dispositions and the tax effect of the pre-tax adjustments above at applicable tax rates.
(11)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax, that the Company believes does not reflect its core operating performance.

Twelve Months Ended December 31, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,815,736	$—		$2,815,736

COSTS AND EXPENSES:
Cost of revenues	1,135,681	(316,257	)(1)	819,424
Selling, general and administrative	864,339	(46,879	)(2)	817,460
Research and development	219,139	(63,755	)(3)	155,384
Patent litigation settlement, net	85,123	(85,123	)(4)	—
Litigation-related and other contingencies	316,425	(316,425	)(5)	—
Asset impairment charges	715,551	(715,551	)(6)	—
Acquisition-related and integration items	19,413	(19,413	)(7)	—

OPERATING (LOSS) INCOME	$(539,935)	$1,563,403		$1,023,468

INTEREST EXPENSE, NET	182,834	(20,762	)(8)	162,072
LOSS ON EXTINGUISHMENT OF DEBT	7,215	(7,215	)(9)	—
OTHER EXPENSE, NET	439	—		439

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(730,423)	$1,591,380		$860,957

INCOME TAX	(36,415)	300,960	(10)	264,545

(LOSS) INCOME FROM CONTINUING OPERATIONS	$(694,008)	$1,290,420		$596,412

DISCONTINUED OPERATIONS, NET OF TAX	$5,987	$50,051	(11)	$56,038

CONSOLIDATED NET (LOSS) INCOME	$(688,021)	$1,340,471		$652,450

Less: Net income attributable to noncontrolling interests	52,316	—		52,316

NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(740,337)	$1,340,471		$600,134

DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.:
Continuing operations	$(6.00)			$4.99
Discontinued operations	(0.40)			0.03

DILUTED (LOSS) EARNINGS PER SHARE	$(6.40)			$5.02

DILUTED WEIGHTED AVERAGE SHARES	115,719			119,545

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $210,299, the impact of inventory step-up recorded as part of acquisition accounting of $880, the accrual for the payment to Impax related to sales of OPANA ER of $102,000, net milestone payments to partners of $2,927 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $151.
(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $36,858 and amortization of customer relationships of $10,021.
(3)	To exclude milestone payments to partners of $57,851 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $5,904.
(4)	To exclude the net impact of the Actavis (Watson) litigation settlement.
(5)	To exclude the net impact of accruals for litigation-related and other contingencies.
(6)	To exclude asset impairment charges.
(7)	To exclude acquisition-related and integration costs of $19,176 and a loss of $237 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest Pharmaceuticals acquisition.
(8)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.
(9)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our 2012 prepayments on our Term Loan indebtedness.
(10)	To reflect the cash tax savings results from our acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.
(11)	To exclude certain items related to the HealthTronics business, which is reported as Discontinued operations, net of tax, that the Company believes does not reflect its core operating performance.

Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo’s reasons for using non-GAAP measures.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2014

	Year Ending December 31, 2014
Projected GAAP diluted income per common share	$1.36	To	$1.81
Upfront and milestone-related payments to partners	0.25		0.25
Amortization of commercial intangible assets and inventory step-up	1.45		1.17
Integration and restructuring charges	0.27		0.27
Charges for litigation and other legal matters	0.38		0.38
Interest expense adjustment for ASC 470-20 and other treasury related items	0.15		0.15
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	(0.46)		(0.38)
Diluted adjusted income per common share guidance	$3.40	To	$3.65

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of Feb 28, 2014.

About Endo

Endo Health Solutions Inc. is a U.S.-based specialty healthcare company with business segments that are focused on branded pharmaceuticals, generics, and medical devices which deliver quality products to its customers intended to improve the lives of patients. Through its operating companies - Endo Pharmaceuticals, Qualitest, and AMS - Endo is dedicated to delivering value to our stakeholders: customers, patients, and shareholders. Learn more at www.endo.com.

(Tables Attached)

The following tables present Endo’s unaudited Net Revenues for the three and twelve months ended December 31, 2013 and 2012:

Endo Health Solutions Inc.

Net Revenues (unaudited)

(in thousands)

	Three Months Ended December 31,		Percent Growth	Twelve Months Ended December 31,		Percent Growth
	2013	2012		2013	2012
Endo Pharmaceuticals:
LIDODERM®	$36,372	$271,378	(87)%	$602,998	$947,680	(36)%
OPANA® ER	53,664	62,556	(14)%	227,878	299,287	(24)%
Voltaren® Gel	46,904	38,390	22%	170,841	117,563	45%
PERCOCET®	26,996	29,993	(10)%	105,814	103,406	2%
FORTESTA® Gel	18,704	9,063	106%	65,860	30,589	115%
FROVA®	16,811	15,989	5%	60,927	61,341	(1)%
SUPPRELIN® LA	14,206	14,639	(3)%	58,334	57,416	2%
VALSTAR®	7,330	6,346	16%	23,657	27,063	(13)%
VANTAS®	3,228	5,155	(37)%	13,241	17,507	(24)%
Other Branded Products	(133)	780	NM	1,700	2,568	(34)%
Royalty and Other Revenue	30,561	690	4,329%	62,765	13,564	363%

Total Endo Pharmaceuticals	$254,643	$454,979	(44)%	$1,394,015	$1,677,984	(17)%
Total Qualitest	$197,944	$161,955	22%	$730,666	$633,265	15%
American Medical Systems:
Men’s Health	73,158	67,151	9%	270,343	259,879	4%
Women’s Health	28,628	32,458	(12)%	109,098	128,221	(15)%
BPH Therapy	30,573	33,277	(8)%	112,785	116,387	(3)%

Total AMS	132,359	132,886	—%	492,226	504,487	(2)%
Total Revenue	$584,946	$749,820	(22)%	$2,616,907	$2,815,736	(7)%

The following table presents unaudited condensed consolidated Balance Sheet data at December 31, 2013 and December 31, 2012:

	December 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$526,597	$529,689
Restricted cash and cash equivalents	770,000	—
Accounts receivable	725,827	650,547
Inventories, net	374,439	344,935
Assets held for sale	160,257	330,663
Other assets	297,387	357,261

Total current assets	$2,854,507	$2,213,095
PROPERTY, PLANT AND EQUIPMENT, NET	372,077	359,293
GOODWILL	1,372,832	1,853,566
OTHER INTANGIBLES, NET	1,872,926	2,047,292
OTHER ASSETS	99,514	95,313

TOTAL ASSETS	$6,571,856	$6,568,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,243,205	$1,554,261
Liabilities related to assets held for sale	31,571	58,576
Other current liabilities	421,896	138,351

Total current liabilities	$1,696,672	$1,751,188
DEFERRED INCOME TAXES	310,764	496,778
LONG-TERM DEBT, LESS CURRENT PORTION, NET	3,323,844	3,035,031
OTHER LIABILITIES	655,360	152,356
STOCKHOLDERS’ EQUITY:
Total Endo Health Solutions Inc. stockholders’ equity	$526,018	$1,072,856
Noncontrolling interests	59,198	60,350

Total stockholders’ equity	$585,216	$1,133,206

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,571,856	$6,568,559

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the twelve months ended December 31, 2013 and 2012:

	Twelve Months Ended December 31,
	2013	2012
OPERATING ACTIVITIES:
Consolidated net loss	$(632,414)	$(688,021)
Adjustments to reconcile consolidated Net loss to Net cash provided by operating activities
Depreciation and amortization	255,663	285,524
Stock-based compensation	38,998	59,395
Amortization of debt issuance costs and premium / discount	36,264	36,699
Other	540,275	585,889
Changes in assets and liabilities which provided cash	59,731	454,393

Net cash provided by operating activities	298,517	733,879

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(94,626)	(98,392)
Acquisitions, net of cash acquired	(3,645)	(3,175)
Settlement escrow	(11,518)	—
Increase in restricted cash and cash equivalents	(770,000)	—
Other	(3,850)	13,100

Net cash used in investing activities	(883,639)	(88,467)

FINANCING ACTIVITIES:
Issuance of common stock from treasury, net of (purchases)	5,310	(249,938)
Cash distributions to noncontrolling interests	(52,711)	(53,269)
Principal borrowings (payments) on indebtedness, net	548,442	(363,040)
Exercise of Endo Health Solutions Inc. stock options	97,129	19,358
Other	(18,645)	1,342

Net cash provided by (used in) financing activities	579,525	(645,547)

Effect of foreign exchange rate	1,692	431

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,905)	296

LESS: NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	(813)	(2,749)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	(3,092)	3,045

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	529,689	526,644

CASH AND CASH EQUIVALENTS, END OF PERIOD	$526,597	$529,689

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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